                             JOINT FILING AGREEMENT

         THIS JOINT FILING AGREEMENT (this "Agreement"), dated as of March 2, 2001, by and among INVERESK RESEARCH GROUP LIMITED, a corporation organized under the laws of Scotland ("Parent"), INVERESK RESEARCH (CANADA) INC., a corporation organized under the laws of Canada and a wholly owned subsidiary of Parent ("Inveresk Canada"), INDIGO ACQUISITION CORP., a Delaware corporation and wholly owned subsidiary of Inveresk Canada ("Purchaser"), CANDOVER INVESTMENTS PLC, a UK public limited company ("Candover Investments"), CANDOVER PARTNERS LIMITED, a UK limited company ("Candover Partners") and CANDOVER 1997 FUND (the "1997 Fund").

         WHEREAS, the parties to this Agreement desire to provide for the joint filing of the Statement on Schedule 13D with respect to the shares of common stock, par value $.01 per share, of Clintrials Research Inc., with the Securities and Exchange Commission and any other applicable authorities or parties and any amendments thereto and desire to provide for the inclusion of this Agreement as an Exhibit to the Statement on Schedule 13D.

         NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants and agreements set forth herein and therein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         Section 1. Joint Filing. Pursuant to Rule 13d-1(f) promulgated under the Securities Exchange Act of 1934, as amended, the parties hereby agree to the joint filing of the Statement on Schedule 13D with respect to the shares of common stock, par value $.01 per share, of Clintrials Research Inc., with the Securities and Exchange Commission and any other applicable authorities or parties. The parties hereto further agree that this Agreement be included as an Exhibit to the Statement on Schedule 13D. In addition, each party to this Agreement agrees to file jointly any and all subsequent amendments to such Statement on Schedule 13D and expressly authorizes each other party hereto to file the same on its behalf as such filing party deems necessary or appropriate, until such time as a party hereto shall notify the others in writing of its desire to terminate this Agreement.

         Section 2. Miscellaneous.

                  (a) All notices, requests and other communications hereunder must be in writing and will be deemed to have been duly given only if delivered personally or by facsimile transmission or mailed (first class postage prepaid) to the parties at the following addresses or facsimile numbers:

                  (A) if to any or all of Parent, Purchaser or Inveresk Canada, to them in care of:

                          Inveresk Research Group Limited
                          Elphinstone Research Centre
                          Tranent, East Lothian EH33 2NE
                          Scotland, United Kingdom
                          Facsimile: 44 1875 614 555
                          Attention: Stewart G. Leslie
         with a copy to:

                          Clifford Chance Rogers & Wells LLP
                          200 Park Avenue
                          New York, New York 10166
                          Facsimile: (212) 878-8375
                          Attention: John A. Healy, Esq.

                  (B) if to the 1997 Fund, Candover Partners or Candover Investments, to them in care of:

                          Candover Investments plc
                          20 Old Bailey
                          London EC4M 7LN
                          England

All such notices, requests and other communications will (i) if delivered personally to the address as provided in this Section, be deemed given upon delivery, (ii) if delivered by facsimile transmission to the facsimile number as provided in this Section, be deemed given upon receipt, and (iii) if delivered by mail in the manner described above to the address as provided in this Section, be deemed given upon receipt (in each case regardless of whether such notice, request or other communication is received by any other person to whom a copy of such notice is to be delivered pursuant to this Section). Any party from time to time may change its address, facsimile number or other information for the purpose of notices to that party by giving notice specifying such change to the other parties hereto.

                  (b) The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

                  (c) This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall be considered one and the same agreement.

                  (d) This Agreement constitutes the entire agreement, and supersedes all prior agreements and understandings, whether written and oral, among the parties hereto with respect to the subject matter hereof.

                  (e) This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware without giving effect to the principles of conflicts of laws thereof.

                  (f) Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties, and any such purported assignment shall be null and void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by, the parties and their respective successors and assigns, and the provisions of this Agreement are not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

                  (g) If any term, provision, covenant or restriction herein is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable or against its regulatory policy, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

                  (h) Each of the parties hereto acknowledge and agrees that in the event of any breach of this Agreement, each non-breaching party would be irreparably and immediately harmed and could not be made whole by monetary damages. It is accordingly agreed that the parties hereto (i) will waive, in any action for specific performance, the defense of adequacy of a remedy at law and
(ii) shall be entitled, in addition to any other remedy to which they may be entitled at law or in equity, to compel specific performance of this Agreement.

                  (i) No amendment, modification or waiver in respect to this Agreement shall be effective unless it shall be in writing and signed by each party hereto.

                  (j) All fees and expenses incurred by any one party hereto shall be borne by the party incurring such fees and expenses.


                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]


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         IN WITNESS WHEREOF, Parent, Inveresk Canada, Purchaser, Candover
Investments, Candover Partners and the 1997 Fund have caused this Agreement to be duly executed and delivered as of the date first written above.

                                       INVERESK RESEARCH GROUP LIMITED



                                       By: /s/ Walter S. Nimmo
                                          ------------------------------------
                                          Name:  Walter S. Nimmo
                                          Title: Chief Executive


                                       INVERESK RESEARCH (CANADA) INC.



                                       By: /s/ Walter S. Nimmo
                                          ------------------------------------
                                          Name:  Walter S. Nimmo
                                          Title: Director, President and
                                                 Secretary



                                       INDIGO ACQUISITION CORP.



                                       By: /s/ Walter S. Nimmo
                                          ------------------------------------
                                          Name:  Walter S. Nimmo
                                          Title: President

                                       [Signatures Continued on Next Page]


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                                       CANDOVER INVESTMENTS PLC



                                       By:  /s/  I.J. Gray
                                          ------------------------------------
                                          Name:  I.J. Gray
                                          Title: Authorized Signatory


                                       CANDOVER PARTNERS LIMITED



                                       By:  /s/  I.J. Gray
                                          ------------------------------------
                                          Name:  I.J. Gray
                                          Title: Authorized Signatory




                                       CANDOVER 1997 FUND
                                         for and on behalf
                                         of Candover Partners
                                         Limited as general
                                         partner

                                       By:  /s/  I.J. Gray
                                          ------------------------------------
                                          Name:  I.J. Gray
                                          Title: Authorized Signatory